Exhibit 99.1

NEWS FOR IMMEDIATE RELEASE	CONTACT:	BRIEN M. CHASE, CFO
MAY 1, 2012		304-525-1600

PREMIER FINANCIAL BANCORP, INC.
REPORTS FIRST QUARTER 2012 EARNINGS

PREMIER FINANCIAL BANCORP, INC. (PREMIER), HUNTINGTON, WEST VIRGINIA (NASDAQ/NMS-PFBI), a $1.1 billion bank holding company with four bank subsidiaries, announced its financial results for the first quarter of 2012.  Premier realized income of $2,830,000 (31 cents per share) during the quarter ending March 31, 2012, a 69.4% increase from the $1,671,000 of net income reported for the first quarter of 2011.  The increase in income in 2012 is largely due to an increase in interest income, a decrease in interest expense and a decrease in non-interest expense exceeding an increase in the provision for loan losses.  On a diluted per share basis, Premier earned $0.31 during the first quarter 2012 compared to $0.17 per share earned during the first quarter of 2011.

President and CEO Robert W. Walker commented, “We are very pleased with our first quarter earnings and per share results.  Our operating expenses are down because our data conversion is behind us and we are realizing cost savings on the new system.  Interest expense continues to decrease due to the extended low interest rate environment.  And interest income is up, largely due to the recognition of deferred interest and discounts on the successful resolution of a few of our non-performing assets.  The timing of these successful resolutions is difficult to predict, which creates fluctuations in our reported loan interest income.  Repeating what I have stated in the past, the pace of economic recovery is painfully slow, and the opportunities to liquidate troubled assets for reasonable values are also painfully slow to materialize.  We continue to conservatively evaluate our credit risk, and increased our provision for loan losses accordingly during the quarter.”

Net interest income for the quarter ending March 31, 2012 totaled $12.418 million, compared to $10.749 million of net interest income earned in the first quarter of 2011.  When compared to the first quarter of 2011, net interest income increased by $1.7 million, or 15.5%, largely due to a $1.4 million increase in interest income on loans.  The increase in interest income on loans is largely due to deferred interest and discounts recognized on two non-accrual loans that paid off during the first quarter of 2012.  Otherwise, a $172,000, or 8.4%, decrease in interest income from investments and interest-bearing bank balances was more than offset by $444,000, of interest expense savings.  When compared to the first quarter of 2011, interest expense on deposits decreased by $397,000, or 20.5%, during the first quarter of 2012, while interest expense on short- and long-term borrowings decreased by $47,000, or 15.2%, during the first quarter of 2012.

During the quarter ending March 31, 2012, Premier recorded $950,000 of provisions for loan losses compared to $520,000 of provisions for loan losses during the same period of 2011.  The increase in the level of provision expense was largely to provide for loans identified during the quarter as impaired under Premier’s internal analyses of evaluating credit risk. The increased risk is largely associated with the extended decline in economic conditions and the related impact on borrowers’ repayment abilities.  While total non-accrual loans decreased by $13.2 million during the first quarter of 2012, most of these loans were discounted at the time of purchase and therefore a significant level of additional specific reserves on these loans was deemed not to be necessary.  Evidence of the increased credit risk includes higher levels of loan charge-offs and other real estate owned as a result of foreclosures.  The amount of future provisions for loan losses will depend on any future improvement or further deterioration in the estimated credit risk in the loan portfolio as well as whether additional payments are received on loans previously identified as having significant credit risk.  Net charge-offs increased by $330,000 in the first quarter of 2012 when compared to the same quarter of 2011, largely due to the foreclosure on a West Virginia based loan that was identified in 2011 as a non-performing loan.

Net overhead costs (non-interest expenses less non-interest income) for the quarter ending March 31, 2012 totaled $7.077 million compared to $7.696 million in the first quarter of 2011.  The $619,000 decrease in net overhead when compared to the first quarter of 2011 is largely due to reductions in 2012 data processing costs and FDIC insurance expense plus expenses recorded in 2011 related to Premier’s conversion to a new operating system.  Non-interest income decreased by $94,000, or 5.8%, in the first quarter of 2012 when compared to the first quarter of 2011 as a $39,000, or 8.7%, increase in electronic banking income was more than offset by a $58,000, or 6.5%, decrease in service charges and fees on deposit accounts, a $63,000, or 71.6%, decrease in secondary market mortgage income and a $12,000, or 6.5%, decrease in income from other banking services.  Non-interest expenses decreased by $713,000, or 7.7%, in the first quarter of 2012 compared to the first quarter of 2011, more than offsetting the decrease in non-interest income.  Decreases in non-interest expenses include a $335,000, or 27.8%, decrease in data processing expenses, a $266,000, or 52.4%, decrease in FDIC insurance expense, a $68,000, or 1.7%, decrease in staff costs, a $55,000, or 4.5%, decrease in occupancy and equipment expense, a $38,000, or 19.7%, decrease in non-income based taxes and $379,000 of conversion expenses recorded in 2011.  These expense reductions more than offset a $130,000 increase in expenses and writedowns of other real estate owned, OREO expenses, and a $462,000 increase in loan collection expenses.

Total assets as of March 31, 2012 were up $14.1 million, or 1.3%, from the $1.1 billion of total assets at year-end 2011.  The increase in total assets since year-end is largely due to a $22.6 million, or 8.1%, increase in securities available for sale and a $9.2 million increase in interest bearing bank balances.  These increases were partially offset by a $17.4 million decrease in net loans outstanding.  Other real estate owned increased by $1.9 million largely due to one significant loan foreclosure.  The proceeds to fund the growth in total assets came from a $19.1 million, or 2.6%, increase in interest bearing deposits and a $4.0 million, or 2.1%, increase in non-interest bearing deposits.  A portion of these proceeds were used to reduce outstanding FHLB advances by $10.1 million, or 99.8%, reduce other borrowings by $517,000, or 2.9%, and satisfy $1.6 million of withdrawals from customer repurchase agreements.  Shareholders’ equity of $147.3 million equaled 12.9% of total assets at March 31, 2012, which compares to shareholders’ equity of $144.0 million or 12.8% of total assets at December 31, 2011.  The increase in shareholders’ equity was largely due to the $2.8 million of first quarter net income partially offset by dividends declared on Premier’s Series A Preferred Stock, plus a $664,000, net of tax, increase in the market value of the investment portfolio available for sale.

Certain Statements contained in this news release, including without limitation statements including the word "believes," "anticipates," "intends," "expects" or words of similar import, constitute "forward-looking statements" within the meaning of section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Premier to be materially different from any future results, performance or achievements of Premier expressed or implied by such forward-looking statements. Such factors include, among others, general economic and business conditions, changes in business strategy or development plans and other factors referenced in this press release. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. Premier disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

Following is a summary of the financial highlights for Premier as of and for the period ending March 31, 2012

PREMIER FINANCIAL BANCORP, INC.
Financial Highlights
Dollars in Thousands (except per share data)

	For the Quarter Ended
	March 31	March 31
	2012	2011
Interest Income	14,216	12,991
Interest Expense	1,798	2,242
Net Interest Income	12,418	10,749
Provision for Loan Losses	950	520
Net Interest Income after Provision	11,468	10,229
Non-Interest Income	1,517	1,611
Non-Interest Expenses	8,594	9,307
Income Before Taxes	4,391	2,533
Income Taxes	1,561	862
NET INCOME	2,830	1,671
Preferred Stock Dividends and Accretion	305	305
Net Income Available to Common Shareholders	2,525	1,366

EARNINGS PER SHARE	0.32	0.17
DILUTED EARNINGS PER SHARE	0.31	0.17
DIVIDENDS PER SHARE	0.00	0.00

Charge-offs	521	181
Recoveries	87	77
Net charge-offs (recoveries)	434	104

PREMIER FINANCIAL BANCORP, INC.
Financial Highlights (continued)
Dollars in Thousands (except per share data)

	Balances as of
	March 31	December 31
	2012	2011
ASSETS
Cash and Due From Banks	29,256	29,380
Interest Bearing Bank Balances	51,894	42,676
Federal Funds Sold	10,295	10,832
Securities Available for Sale	301,112	278,479
Loans (net)	663,688	681,128
Other Real Estate Owned	16,551	14,642
Other Assets	32,309	33,682
Goodwill and Other Intangible Assets	33,095	33,268
TOTAL ASSETS	1,138,200	1,124,087

LIABILITIES & EQUITY
Deposits	948,215	925,078
Fed Funds/Repurchase Agreements	21,634	23,205
FHLB Advances	24	10,083
Other Borrowings	17,613	18,130
Other Liabilities	3,462	3,584
TOTAL LIABILITIES	990,948	980,080
Preferred Stockholder’s Equity	21,977	21,949
Common Stockholders’ Equity	125,277	122,058
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	1,138,200	1,124,087

TOTAL BOOK VALUE PER COMMON SHARE	15.78	15.38
Tangible Book Value per Common Share	11.61	11.19

Non-Accrual Loans	29,190	42,354
Loans 90 Days Past Due and Still Accruing	5,546	4,527